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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT PETROLEUM
                            AND GEOLOGICAL ENGINEERS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-87945) of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 1999, 1998 and 1997. We also consent to the references to us under the headings "Experts" and elsewhere in such Prospectus and the documents incorporated by reference therein.

                                             Huddleston & Co., Inc.



                                             By: /s/ B.P. HUDDLESTON, P.E.
                                                 -------------------------
                                                 B.P. Huddleston, P.E.